UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July6, 2009

DUSSAULT APPAREL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52452
(Commission File Number)

98-0513727
(IRS Employer Identification No.)

2250 East Hastings Street, Vancouver, BC V5L 1V4
(Address of principal executive offices and Zip Code)

604.569.2619
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01  Regulation FD Disclosure

The company is pleased to announce that production begins this week on the pilot “DUSSAULT INC.” for a Canadian television channel. This fast-paced, documentary-style pilot follows Vancouver-based entrepreneur Jason Dussault, the company’s President, as he balances the glamour and grit of international fashion design with the trials and triumphs of raising a family with actress, model and business owner, Mashiah Vaughn.

The pilot episode – being shot in Vancouver and New York City - follows Jason Dussault’s kinetic life in the fashion fast lane as he handles the custom design needs of a celebrity client, gets his new showroom on target with the staff of Dussault Apparel, and confronts ongoing family affairs with Mashiah.

The benefits that that the company anticipates deriving from the television program are many, including the increased exposure for the company and its products with no capital cost, the show’s producers funding certain expenses such as travel, marketing and potentially store renovation.

The company currently anticipates the pilot episode being aired by the end of the month, and hopes to obtain a thirteen episode order for the program, which would be played nationally in Canada if picked up. In addition, the company has been advised that the distributor intends to market the program for international distribution as well.

Forward Looking Statements

This current report contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this current report which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the airing of the pilot episode of Dussault Inc., if the program will be continued beyond the pilot episode, the exposure that the company may receive, any possible international distribution, or any benefits that it may derive from the program.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, risks specific to the television and television production industries, market or network acceptance of the program, Dussault’s ability to design and manufacture its products, the ability of the products to gain market acceptance, and the difficulties faced by an early stage retail fashion company in the competitive retail fashion industry. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that our beliefs, plans, expectations and intentions contained in this current report are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our other periodic reports filed from time-to-time with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

Finally, the company has entered into an agreement with an officer of the company for the payment of approximately $34,000 from the officer to the company as a result of trading activity and the gains generated by the officer as a result.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSSAULT APPAREL INC.

By:	/s/ Jason Dussault
Jason Dussault
President

Dated: July 13, 2009